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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
American Dental Partners, Inc.:

  We consent to the use of our report on the consolidated financial statements of American Dental Partners, Inc. as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 dated February 14, 2001 included herein and to the reference to our firm under the headings ''Selected Historical Consolidated Financial Data'' and ''Experts'' in the prospectus.



/s/   KPMG LLP

Boston, Massachusetts
May 4, 2001

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